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                         MICHAEL, ADEST & BLUMENKRANTZ
                       ----------------------------------
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.

                                SEVEN PENN PLAZA
                            NEW YORK, NEW YORK 10001
                         212-563-2525 FAX 212-563-3549



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

We consent to the incorporation by reference on Form 10K (File No. 0-29346) of FRM Nexus, Inc. and Subsidiaries of our report dated May 9, 1997, on our audits of the financial statements and schedules of FRM Nexus, Inc. and Subsidiaries as of February 28, 1997, February 29, 1996 and for the three fiscal years ended February 28, 1997, 1996 and 1995, which report is included on Form 10K.

                                        /s/ Michael, Adest & Blumenkrantz

                                        Michael, Adest & Blumenkrantz
                                        Certified Public Accountants, P.C.

New York, New York
June 8, 1998



                                 EXHIBIT 23.01